Exhibit 10.1
AMENDMENT TO
SECURITIES PURCHASE AGREEMENT
This AMENDMENT TO THE SECURITIES PURCHASE AGREEMENT (this “Amendment”) is made as of August 3, 2026, by and among CAMP4 Therapeutics Corporation, a Delaware corporation (the “Company”) and each of the undersigned entities and individuals, and amends that certain Securities Purchase Agreement, dated as of September 9, 2025, by and among the Company and the entities and individuals listed on Exhibit A and Exhibit B thereto (the “Original Agreement” and, as amended hereby, the “Purchase Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Original Agreement.
WHEREAS, Section 9.15 of the Original Agreement provides that no amendment, modification, alteration, or change in any of the terms of the Original Agreement shall be valid or binding upon the parties thereto unless made in writing and duly executed by the Company and the Investors of at least a majority in interest of the Securities then held by the Investors;
WHEREAS, the parties hereto constitute all of the parties required to amend the Original Agreement in accordance with Section 9.15 thereof;
WHEREAS, the Company has achieved the CTA Milestone and has received a Price Threshold Waiver;
WHEREAS, the Company has been notified by one or more Investors who did not sign the Price Threshold Waiver that such Investors do not intend to purchase all or any portion of the Additional Shares and/or Additional Pre-Funded Warrants allocated to such Investors in connection with the Second Closing; and
WHEREAS, the Company and the Investors desire to amend the Original Agreement to permit the reallocation of any such Additional Shares and/or Additional Pre-Funded Warrants among the Participating Investors in advance of the Second Closing Date, such that the Second Closing shall constitute the final closing under the Original Agreement.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
1.    Amendments.
(a)    Section 1 of the Original Agreement is hereby amended to delete the following defined terms in their entirety: “Cut-back Securities,” “Cut-back Optional Securities,” “Participating Shortfall Closing Investor,” “Second Optional Shortfall Closing,” “Second Optional Shortfall Closing Date,” “Second Optional Shortfall Closing Notice,” “Shortfall Closing,” “Shortfall Closing Date,” “Shortfall Closing Notice,” “Unsubscribed Optional Securities,” “Unsubscribed

Optional Securities Notice,” “Unsubscribed Securities” and “Unsubscribed Securities Notice.”
(b)    Section 2.3 of the Original Agreement is hereby amended and restated in its entirety and shall read as follows:
2.3    Second Closing.
(a)    Subject to the achievement of the CTA Milestone and either (i) the achievement of the Price Threshold or (ii) the Company’s receipt of a Price Threshold Waiver (the “Second Closing Trigger”), the Company shall, within two Business Days thereafter, provide written notice to the Investors of such Second Closing Trigger (the “Milestone Event Notice” and the date the Milestone Event Notice is delivered, the “Milestone Event Notice Date”), and as a result, a milestone closing under this Agreement (the “Second Closing”) shall be held. The date of the Second Closing (the “Second Closing Date”) will be the fifth Business Day after the Milestone Event Notice Date, or such sooner time as may be agreed by the Company and all Investors. At the Second Closing, the Company agrees to sell, and each Investor, severally and not jointly, agrees to purchase, the number of Additional Shares and/or Additional Pre-Funded Warrants as set forth opposite such Investor’s name on Exhibit C and Exhibit D hereto. Notwithstanding anything to the contrary in this Agreement, if the Second Closing Trigger is caused by a Price Threshold Waiver, only those Investors who signed the Price Threshold Waiver (each, a “Participating Investor”) shall be obligated to participate in the Second Closing and each Participating Investor shall have the right but not the obligation to purchase the Additional Shares and/or Additional Pre-Funded Warrants.
(b)     At the Second Closing, each Investor shall pay to an account designated by the Company, by wire transfer of immediately available funds, the amount set forth opposite its name on Exhibit C and/or Exhibit D hereto. Subject to the receipt of the foregoing payment, the Additional Shares and/or Additional Pre-Funded Warrants shall be issued and registered in the name of the Investor, or in such nominee name(s) as designated by such Investor, representing the number of Additional Shares and/or Additional Pre-Funded Warrants to be purchased by the Investor at the Second Closing as set forth in Exhibit C and Exhibit D.
(c)    Notwithstanding anything to the contrary herein, if an Investor breaches the covenant set forth in Section 5.12, it shall forfeit its right to participate in the Second Closing. An Investor who transfers all or a portion of its Initial Shares and/or Initial Pre-Funded Warrants to a third party prior to the Second Closing Date shall not forfeit its rights to participate in the Second Closing.
(d)     In the event that, prior to the Second Closing, which Second Closing is triggered by the achievement of the CTA Milestone and the Company’s receipt of a Price Threshold Waiver, the Company is notified in writing by an Investor other than a Participating Investor that such Investor does not intend to purchase all or any portion of the Additional Shares and/or Additional Pre-Funded Warrants set forth opposite such Investor’s name on Exhibit C and Exhibit D (such Investor, a “Non-Participating Investor,” and such Additional Shares and/or Additional Pre-Funded Warrants, the “Unallocated Securities”), the Company shall, prior to the

Second Closing Date, notify each Participating Investor other than the Non-Participating Investor in writing (such notice, the “Reallocation Notice”) of the total number of Unallocated Securities. Each Participating Investor receiving a Reallocation Notice shall have the right, but not the obligation, to purchase all or a portion of the Unallocated Securities at the Second Closing, at a purchase price per Additional Share equal to the Share Price and per Additional Pre-Funded Warrant equal to the Pre-Funded Warrant Price. Each Participating Investor desiring to purchase any Unallocated Securities shall notify the Company in writing of the number of Unallocated Securities it desires to purchase (such notice, the “Reallocation Election Notice”) as soon as practicable and, in any event, no later than 24 hours following delivery of the Reallocation Notice.
(e)    To the extent the Participating Investors collectively elect, pursuant to their Reallocation Election Notices, to purchase more than the total number of Unallocated Securities, the Unallocated Securities shall be allocated among such electing Participating Investors on a pro rata basis. For purposes of this Section 2.3(e), each electing Participating Investor’s “pro rata” share of the Unallocated Securities shall be equal to the product of, rounded down to the nearest whole number, (i) the aggregate number of Unallocated Securities multiplied by the quotient of (ii) (A) the total number of Initial Shares and/or Initial Pre-Funded Warrants previously purchased by such Participating Investor at the Initial Closing, divided by (B) the total number of Initial Shares and/or Initial Pre-Funded Warrants previously purchased by all Participating Investors at the Initial Closing; provided, however, that no Participating Investor shall be required to purchase more Unallocated Securities than such Participating Investor indicated in its Reallocation Election Notice (such difference, the “Cut-Back Securities”). To the extent any Cut-Back Securities remain, such Cut-Back Securities shall be offered to the remaining electing Participating Investors in a manner consistent with this Section 2.3(e). The Company shall prepare and deliver to the Investors an updated Exhibit C and/or Exhibit D, as applicable, reflecting the final reallocation of the Unallocated Securities in accordance with Section 2.3(d) and this Section 2.3(e) in advance of the Second Closing.
(f)     At the Second Closing, each Participating Investor that has elected to purchase Unallocated Securities pursuant to Section 2.3(d) and Section 2.3(e) shall pay to the account designated by the Company, by wire transfer of immediately available funds, the aggregate purchase price for such Unallocated Securities, together with the amount set forth opposite its name on Exhibit C and Exhibit D hereto, and the Company shall issue and register such Additional Shares and/or Additional Pre-Funded Warrants in the name of such Investor, or in such nominee name(s) as designated by such Investor, in the same manner as set forth in Section 2.3(b).
(g)     The sales made at the Second Closing shall be made on the terms and conditions set forth in this Agreement, provided that (i) the representations and warranties of the Company set forth in Section 3 hereof shall speak only as of the Initial Closing Date, and (ii) the representations and warranties of the Investors participating in the Second Closing set forth in Section 4 hereof shall speak as of the Second Closing Date.

(h)    The parties hereby acknowledge and agree that the Second Closing shall be the final closing under this Agreement with respect to the purchase and sale of the Additional Shares and Additional Pre-Funded Warrants, and no other subsequent closing shall occur under this Agreement. Any Additional Shares and/or Additional Pre-Funded Warrants that remain unpurchased following the Second Closing, after giving effect to any reallocation pursuant to Section 2.3(d) and Section 2.3(e), shall not be sold pursuant to this Agreement.
2.    Reference to and Effect on the Purchase Agreement. It is the express intention of the parties hereto that this Amendment shall not, and shall not be interpreted to, expand or reduce the rights of any party to the Original Agreement except as and solely to the extent expressly provided herein. Except as expressly provided by this Amendment, the Original Agreement shall continue and remain in full force and effect in accordance with its terms. All references to the Purchase Agreement shall hereafter mean the Original Agreement as amended by this Amendment.
3.    Miscellaneous. Sections 9.4 (Severability), 9.5 (Governing Law; Submission to Jurisdiction; Venue; Waiver of Trial by Jury), 9.13 (Headings) and 9.14 (Counterparts) of the Original Agreement are hereby incorporated by reference, mutatis mutandis.
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IN WITNESS WHEREOF, this Amendment to the Original Agreement has been duly executed and delivered by the parties hereto as of the date first written above.

COMPANY:

CAMP4 THERAPEUTICS CORPORATION

By:	/s/ Josh Mandel-Brehm
Name: Josh Mandel-Brehm
Title: Chief Executive Officer

IN WITNESS WHEREOF, this Amendment to the Original Agreement has been duly executed and delivered by the parties hereto as of the date first written above.

INVESTOR:

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By:
Name:
Title: